MASTER INSTITUTIONAL TAX-EXEMPT FUND
                                              SERIES 3
                                         EXHIBIT TO ITEM 77O

           TRADE DATE              DECRIPTION OF SECURITY
           ----------              ----------------------
            8/5/2005               MICHIGAN MUNICIPAL BOND AUTHORITY 4.0% 8/18/2006